Exhibit 10.1
[Form of]

Restricted Share Unit Agreement

Under the XOMA Ltd.

2010 Long Term Incentive and Share Award Plan

(A)	Recipient:	(D)	Share Installments:

Example 1 (standard vesting): “[insert #/shares] shares become vested on each of [insert dates set forth in Vesting Schedule]

(B)	Grant Date:	(E)	Payroll Number (if applicable):

(C)	Shares:

XOMA Ltd. has awarded you Restricted Share Units (the “Restricted Share Units”) to receive the number of Shares shown in item (C) above (the “Awarded Shares”). This award is subject to the terms of the Company's 2010 Long Term Incentive and Share Award Plan (the “Plan”), the terms of which are incorporated herein by reference, and to the terms and conditions set forth in this Restricted Share Unit Agreement (this “Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

The details of your award are as follows:

1.            Grant Date.  This award was granted on the Grant Date shown in item (B) above.

2.            Transferability.  This award shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

3.            Vesting Schedule.  The award granted herein is or will become vested, and the deferral period for the Restricted Share Units shall expire, as set forth in the Vesting Schedule attached to this Agreement.

4.            Effect of Termination of Service.

(a)           If your Termination of Service is due to your death at a time when this award is not fully vested, then this award will become fully vested on the date of death.  Upon your death, the Awarded Shares to be distributed will be distributed to the personal representative of your estate.

(b)          If you become permanently disabled and, by reason thereof your Termination of Service occurs at any time when this award is not fully vested, then this award will become fully vested as of the date of your Termination of Service.  You will be deemed to be permanently disabled if you are, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) consecutive months or more, unable to perform your usual duties for the Company or its Subsidiaries.

(c)           [If you retire at or after age fifty-five (55) and the sum of your age on the date of retirement plus years of full-time employment with the Company exceeds seventy (70) (“Retirement”) and if by reason thereof your Termination of Service occurs at any time when this award is not fully vested, then this award will become fully vested as of the date of Retirement.]1

(d)           Should (i) your Termination of Service occur for any reason other than as provided in Subsection (a), (b) or (c) above (including, but not limited to, for any act of dishonesty, willful misconduct, fraud, embezzlement or theft, any unauthorized disclosure or use of confidential information or trade secrets or, if you have an employment agreement with the Company, termination thereunder “for cause” (or any similar concept) as provided in such agreement), or (ii) you make or attempt to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its Subsidiaries, then in any such event this award will cease to vest and the unvested portion hereof shall be forfeited immediately upon the date of such Termination of Service or such unauthorized use or disclosure of confidential or secret information or attempt thereat.

5.            Change in Control.

(a)           In the event of a Change in Control, this award shall, at the time of the Change in Control, become fully vested for the total number of Awarded Shares not previously vested and distributed.

(b)           The Committee will use reasonable efforts to provide you with written notice of a Change in Control at least ten business days prior to the effective date.

(c)           This Agreement will not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, amalgamate, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.            Distribution of Shares.  Subject to Section 10 below, on the dates the Restricted Share Units become vested as provided in this Agreement, the Company shall distribute to you the number of Awarded Shares corresponding to the number of Restricted Share Units then held by you that become vested on such dates.  You will need to establish an “Employee Stock Plans” account at E*Trade Financial (or an equivalent account at another broker designated by the Company) in order to have Awarded Shares distributed to you.  You agree that a portion of the Awarded Shares otherwise distributable on each such date, in an amount sufficient to satisfy the minimum amount of taxes required to be withheld in connection with such vesting and distribution, will not be distributed to you but will instead be sold on the distribution date at prevailing market prices and the proceeds thereof used to satisfy such withholding obligation.  The Company may refuse to deliver Awarded Shares to you if you do not have arrangements satisfactory to the Company that will ensure your compliance with the foregoing in place prior to the applicable distribution date.
____________________________

1	In awards to directors, replace with “[Intentionally omitted.]”

7.           Privilege of Share Ownership.  The holder of this award will not have any rights of a shareholder with respect to the Awarded Shares until such individual has been issued a certificate for, or had his or her securities account credited with, the Awarded Shares.

8.           Dividend Equivalents.  The Restricted Share Units are awarded without Dividend Equivalents.

9.           Compliance with Laws and Regulations.

(a)           The issuance of Awarded Shares upon vesting will be subject to compliance by the Company and by you with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company's Shares may be listed at the time of such exercise and issuance.

(b)           In connection with the distribution of the Awarded Shares, you will execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

10.           Withholding.  As provided in Section 9(c) of the Plan, the Company is authorized to withhold from this award any amount of withholding or other taxes due in connection with this award, including the authority to withhold Awarded Shares to satisfy the minimum amount of taxes required to be withheld.  Nothing herein shall limit the Company’s right, to the extent permitted or required by law, to deduct from any payment of any kind otherwise due to you, federal, state, local and foreign taxes of any kind required by law to be withheld at such time and not otherwise satisfied.

11.           Restrictive Legends.  If and to the extent any Awarded Shares distributed under this award are not registered under the Securities Act of 1933, the certificates for such Awarded Shares will be endorsed with restrictive legends, including (without limitation) the following:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933. The Shares have been acquired for investment and may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) an opinion of counsel to the Company that registration under such Act is not required with respect to such sale or offer.”

12.           Successors and Assigns.  Except to the extent otherwise provided in Section 2, the provisions of this Agreement will inure to the benefit of, and be binding upon your successors, administrators, heirs, legal representatives and assigns and the successors and assigns of the Company.

13.           Liability of the Company.

(a)           If the Awarded Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may without shareholder approval be issued under the Plan, then this award will be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

(b)           The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to this award will relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such approval will not have been obtained.

14.           No Employment Contract; No Right to Nomination.  If you are an employee of the Company, nothing in this Agreement or in the Plan will confer upon you any right to continue in the employ or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate of the Company employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your employee status as the case may be, at any time for any reason whatsoever, with or without cause.  If you are a director, neither this Agreement nor any action taken hereunder will be construed as giving you any right to be nominated for re-election to the Board of Directors of the Company.

15.           Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Secretary at its principal offices. Any notice required to be given or delivered to you will be in writing and addressed to you at the address indicated below your signature line herein. All notices will be deemed to be given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16.           Construction.  This Agreement and the award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. Any dispute regarding the interpretation of this Agreement will be submitted to the Committee for resolution. The decision of the Committee will be final, binding and conclusive. Questions regarding this award or the Plan should be referred to the Legal Department of the Company.

17.           Governing Law.  The interpretation, performance, and enforcement of this Agreement will be governed by the laws of Bermuda.

18.           Section 409A.  It is intended that this Agreement will comply with Section 409A of the Code and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent.  Notwithstanding any provision to the contrary in this Agreement, if you are deemed on the date of your “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is considered deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment or benefit shall be made or provided on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of your “separation from service,” or (ii) the date of your death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 18 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to you in a lump sum and any remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.  Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts upon or following a termination of service that are considered deferred compensation under Section 409A, references to your “termination of service” (and corollary terms) with the Company shall be construed to refer to your “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company.  Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.  The Agreement may be amended in any respect deemed necessary by the Committee in order to preserve compliance with Section 409A of the Code.

XOMA Ltd.

By:
Name:
Title:

Dated:

I hereby agree to be bound by the terms and conditions of this Agreement and the Plan.

By:
Name:

Dated:

If the recipient resides in California or another community property jurisdiction, I, as the recipient's spouse or domestic partner, also agree to be bound by the terms and conditions of this Agreement and the Plan.

By:
Name:

Dated:

Vesting Schedule

[Choose one:]

[Standard vesting:

“Provided that your Termination of Service has not occurred prior thereto, the award granted herein will become vested, and the deferral period for the corresponding Restricted Share Units shall expire, (a) as to one-third of the total number of Awarded Shares (rounded to the nearest whole integer), on __________, 20__, (b) as to one-third of the total number of Awarded Shares (rounded to the nearest whole integer), on __________, 20__ and (c) as to the remaining one-third of the total number of Awarded Shares (rounded to the nearest whole integer), on __________, 20__.”]

[Other appropriate language may be used in lieu of the foregoing.]